Consent of Petroleum Engineer



The Board of Directors
Delta Petroleum Corporation:


I consent to the incorporation by reference in Amendment No. 5 to the registration statement on Form S-3 (No. 33-91452) of Delta
Petroleum Corporation of my report dated September 15, 1998 relating to the Appraisal as of June 30, 1998 of Certain
Interests Owned by Delta Petroleum Corporation and to the reference to me under the heading "Experts" in the prospectus.



                                         s/Kent B. Lina
                                       Kent B. Lina, P.E.





Denver, Colorado
October 9, 1998